Exhibit 99.1

Zogenix Announces Proposed Public Offering of 4,300,000 Shares of Common Stock

EMERYVILLE, CA — October 2, 2017 — Zogenix, Inc. (Nasdaq: ZGNX), a pharmaceutical company developing therapies for the treatment of orphan and central nervous system (CNS) disorders, announced today that it intends to offer and sell, subject to market and other conditions, 4,300,000 shares of its common stock in an underwritten public offering. Zogenix also expects to grant to the underwriters a 30-day option to purchase up to an additional 645,000 shares of common stock. All of the shares to be sold in the offering are to be sold by Zogenix. Zogenix intends to use the net proceeds from the proposed offering to fund clinical research and development of ZX008, including the completion of Zogenix’s ongoing clinical trials and regulatory submissions for Dravet syndrome and to fund Phase 3 clinical development for Lennox-Gastaut syndrome, commercial infrastructure for ZX008 for Dravet syndrome and working capital and general corporate purposes.

Leerink Partners LLC and Stifel, Nicolaus & Company, Incorporated are acting as joint book-running managers for the offering. Mizuho Securities USA LLC and JMP Securities LLC are acting as co-lead managers for the offering, and LifeSci Capital LLC is acting as co-manager for the offering. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

The securities described above are being offered by Zogenix pursuant to a shelf registration statement filed by Zogenix with the Securities and Exchange Commission (SEC) that became automatically effective on October 2, 2017. A preliminary prospectus supplement and accompanying prospectus relating to this offering will be filed with the SEC. When available, copies of the preliminary prospectus supplement and the accompanying prospectus relating to this offering may be obtained from Leerink Partners LLC, Attention: Syndicate Department, One Federal Street, 37th Floor, Boston, MA 02110, by telephone at 800-808-7525, ext. 6132 or by email at Syndicate@Leerink.com; or from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate, One Montgomery Street, Suite 3700, San Francisco, California 94104, by telephone at 415-364-2720 or by email at syndprospectus@stifel.com. Electronic copies of the preliminary prospectus supplement and accompanying prospectus will also be available on the website of the SEC at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Zogenix

Zogenix, Inc. (Nasdaq: ZGNX) is a pharmaceutical company committed to developing and commercializing CNS therapies that address specific clinical needs for people living with orphan and other CNS disorders who need innovative treatment alternatives to improve their daily functioning.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release are forward-looking statements, including statements regarding Zogenix’s expectations of the completion, timing and size of the proposed public offering and the anticipated use of proceeds therefrom. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as risks and uncertainties inherent in Zogenix’s business, including those described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Zogenix can be found under the heading “Risk Factors” in Zogenix’s periodic reports, including its annual report on Form 10-K for the year ended December 31, 2016, its quarterly report on Form 10-Q for the quarter ended June 30, 2017, and in the preliminary prospectus supplement related to the proposed offering to be filed with the SEC on or about the date hereof, each available on the SEC’s web site at www.sec.gov. Except as required by applicable law, the company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

# # #

CONTACT:	Investors: Andrew McDonald

Founding Partner, LifeSci Advisors LLC

646-597-6987 | Andrew@lifesciadvisors.com